Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1995 - B Owner Trust
                         For the Month of August 1999
                    Distribution Date of September 15, 1999
                           Servicer Certificate #47

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $41,579,657.76
Beginning Pool Factor                                           0.0792067

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,888,338.48
     Interest Collected                                       $323,408.62

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $86,586.29
Total Additional Deposits                                      $86,586.29

Repos / Chargeoffs                                             $73,395.48
Aggregate Number of Notes Charged Off                                  70

Total Available Funds                                       $4,157,761.89

Ending Pool Balance                                        $37,758,495.30
Ending Pool Factor                                              0.0719276

Servicing Fee                                                  $34,649.71

Repayment of Servicer Advances                                $140,571.50

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,160,278.34
     Target Percentage                                               5.50%
     Target Balance                                         $2,076,717.24
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($136,297.41)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.466%
Current Weighted Average Remaining Term (months):                   11.14

Delinquencies                                            Dollars        Notes
    Installments:               1 - 30 days            $695,012.67       350
                                31 - 60 days           $201,881.62       102
                                60+  days               $64,780.52        32

     Total:                                            $961,674.81       370

     Balances:                  60+  days              $348,800.96        32

Memo Item - Reserve Account
     Prior Month                                    $11,023,980.93
+    Invest. Income                                     $45,025.34
+    Excess Serv.                                       $91,272.07
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $11,160,278.34

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of August 1999

                                                                                  NOTES
                                                           (Money Market)
                                            TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                  $41,579,657.76
Ending Pool Balance                     $37,758,495.30

Collected Principal                      $3,747,766.98
Collected Interest                         $323,408.62
Charge - Offs                               $73,395.48
Liquidation Proceeds / Recoveries           $86,586.29
Servicing                                   $34,649.71
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                       $4,123,112.18

Beginning Balance                       $41,579,657.76               $0.00              $0.00     $34,189,923.71      $7,389,734.05

Interest Due                               $210,677.65               $0.00              $0.00        $172,374.20         $38,303.45
Interest Paid                              $210,677.65               $0.00              $0.00        $172,374.20         $38,303.45
Principal Due                            $3,821,162.46               $0.00              $0.00      $3,687,421.77        $133,740.69
Principal Paid                           $3,821,162.46               $0.00              $0.00      $3,687,421.77        $133,740.69

Ending Balance                          $37,758,495.30               $0.00              $0.00     $30,502,501.94      $7,255,993.36
Note / Certificate Pool Factor                                      0.0000             0.0000             0.1073             0.3949
   (Ending Balance / Original Pool Amount)
Total Distributions                      $4,031,840.11               $0.00              $0.00      $3,859,795.97        $172,044.14

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                            $91,272.07
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,160,278.34
(Release) / Draw                          ($136,297.41)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of August 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                     4                   3                  2                   1
                                   Apr-99                May-99              Jun-99              Jul-99              Aug-99
Beginning Pool Balance         $60,018,133.00        $55,027,529.54      $49,264,907.22      $45,318,580.56      $41,579,657.76

A)  Loss Trigger:
    Principal of Contracts
     Charged Off                   $13,556.87            $74,280.65          $13,330.12          $22,225.95          $73,395.48
      Recoveries                   $11,861.40              ($600.00)         $20,822.90          $67,306.07          $86,586.29

Total Charged Off (Months 5, 4, 3)                      $101,167.64
Total Recoveries (Months 3, 2, 1)                       $174,715.26
Net Loss / (Recoveries) for 3 Mos                       ($73,547.62)(a)

Total Balance (Months 5, 4, 3)                      $164,310,569.76(b)

Loss Ratio Annualized  [(a/b) * (12)]                      -0.5371%

Trigger:  Is Ratio > 1.5%                                        No
                                                                             Jun-99              Jul-99              Aug-99

B)   Delinquency Trigger:                                                   $426,953.04         $416,839.06         $348,800.96
     Balance delinquency 60+ days                                              0.86665%            0.91980%            0.83887%
     As % of Beginning Pool Balance                                            0.85556%            0.85902%            0.87511%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer